UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road, Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 24, 2013, Hanesbrands Inc. (the “Company”) announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”), entered into as of July 23, 2013, by and among the Company, General Merger Sub Inc. (“Sub”) and Maidenform Brands, Inc. (“Maidenform”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into Maidenform (the “Merger”), with Maidenform surviving the Merger as a wholly-owned subsidiary of the Company (the “Surviving Corporation”). The Merger is valued at approximately $575 million on an enterprise value basis.

At the effective time of the Merger:

•

each share of Maidenform common stock (“Common Stock”) issued and outstanding immediately prior to the effective time (other than any dissenting shares, treasury shares or shares held by Maidenform, the Company or Sub and their respective wholly-owned subsidiaries) will be canceled and retired and converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $23.50 (the “Merger Consideration”);

•

each outstanding option to purchase shares of Common Stock and each stock appreciation right which represents the right to receive a payment in cash or shares of Common Stock (collectively, “Option Awards”), whether or not vested or exercisable, will be canceled in exchange for the right to receive a cash payment equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such Option Award and (ii) the number of shares of Common Stock underlying such Option Award (assuming full vesting of the Option Award) had such holder exercised the Option Award in full immediately prior to the effective time of the Merger; and

•

(x) each share of restricted stock and each restricted stock unit granted by Maidenform (collectively, “Restricted Shares”), whether settled in cash or stock, and whether or not vested, will be canceled in exchange for the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such Restricted Share immediately prior to the effective time of the Merger (with all Restricted Shares that are subject to performance conditions being deemed to have been earned at target) and (y) all dividends and interest, if any, that is accrued and unpaid with respect to the Restricted Shares will vest and be paid to the holder of the Restricted Share.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of Maidenform common stock entitled to vote thereon, (b) there being no applicable law, order or injunction prohibiting consummation of the Merger, (c) the receipt of U.S. antitrust approval, (d) performance by the other party in all material respects of its obligations under the Merger Agreement and (e) subject to specified materiality standards, the accuracy of the representations and warranties of the other party. The Company’s obligation to complete the Merger is also subject to the absence of a material adverse effect on Maidenform’s financial condition, business or results of operations between the date of the Merger Agreement and the closing of the Merger. Closing is not subject to any vote of the Company’s stockholders or any financing condition.

Maidenform and the Company have each made customary representations, warranties and covenants in the Merger Agreement. Maidenform has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practices between the date of the Merger Agreement and the effective time of the Merger and not to take certain specified actions during such period and (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative acquisition proposal. However, prior to Maidenform’s stockholders adopting the Merger Agreement, Maidenform may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal. Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, including providing the Company with a three-business day notice period (or shorter period for subsequent notices) to match or improve upon any superior proposal, Maidenform may terminate the Merger Agreement to accept a superior proposal.

The Merger Agreement contains certain termination rights for both Maidenform and the Company and further provides that, upon termination of the Merger Agreement under certain circumstances, including if Maidenform terminates the Merger Agreement to accept a superior proposal, Maidenform may be required to pay the Company a termination fee equal to $16.6 million as a condition to its ability to exercise its right to terminate the Merger Agreement and accept the superior proposal. If either party terminates the Merger Agreement in certain limited circumstances involving a competing proposal, including in circumstances where Maidenform’s stockholders fail to approve the Merger, Maidenform will reimburse the Company for its out of pocket fees and expenses incurred in connection with the transaction, up to $6 million (which amount of reimbursed expenses will be netted from any subsequent payment of the $16.6 million termination fee, if applicable). If either party terminates the Merger Agreement under certain circumstances due solely to a failure to obtain required antitrust clearances prior to the End Date (as defined in, and subject to extensions pursuant to, the Merger Agreement) or the imposition of an injunction prohibiting consummation of the Merger based on antitrust laws, and subject to certain other conditions, the Company will pay Maidenform a fee of $30 million upon such termination.

The Company intends to fund the Merger with cash on hand and borrowings on its revolving credit facility.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that Maidenform will file in connection with the Merger, and the other documents that the parties will file, with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Amendment to Revolving Credit Facility

On July 23, 2013, the Company entered into a Third Amendment (the “Third Amendment”) to that certain Amended and Restated Credit Agreement, dated as of December 10, 2009 (as amended, the “Senior Secured Credit Facility”), among the Company, the various financial institutions and other persons from time to time party thereto (the “Lenders”), SunTrust Bank, as the documentation agent, Bank of America, N.A., Barclays Bank PLC, Branch Banking & Trust Company, HSBC Securities (USA) Inc. and PNC Bank, National Association as the co-syndication agents, the Bank of Nova Scotia, Compass Bank, Fifth Third Bank, Goldman Sachs Bank USA, Regions Bank and the Royal Bank of Scotland PLC, as the managing agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent (in its capacity as the administrative agent, the “Administrative Agent”), and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners.

Pursuant to the Third Amendment, the amount available for borrowing under the Senior Secured Credit Facility was increased from a $600 million revolving credit facility to a $1.1 billion revolving credit facility and the maturity date of the Senior Secured Credit Facility was extended until the earlier of (i) July 23, 2018 or (ii) September 15, 2016 (the “Early Termination Date”) if the Company’s 8.00% senior unsecured notes due December 15, 2016 have not been refinanced or repaid or the maturity date thereof has not otherwise been extended beyond July 23, 2018 by the Early Termination Date.

Additionally, among other things, the Third Amendment provides for a reduction in the commitment fee for the unused portion of revolving loan commitments made by the Lenders from 30-40 basis points to 25-35 basis points based on the applicable commitment fee margin in effect from time to time. When the Leverage Ratio (as defined in the Senior Secured Credit Facility) is greater than or equal to 4.00 to 1.00, the commitment fee margin is 0.350%. When the Leverage Ratio is less than 4.00 to 1.00 but greater than or equal to 3.25 to 1.00, the applicable commitment fee margin is 0.300%. When the Leverage Ratio is less than 3.25 to 1.00, the applicable commitment fee margin is 0.250%.

At the Company’s option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (i) “Base Rate” loans, which bear interest at the highest of (a) 1/2 of 1% in excess of the federal funds rate, (b) the rate publicly announced by JPMorgan Chase Bank as its “prime rate” at its principal office in New York City, in effect from time to time and (c) the “LIBO Rate” (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves) for LIBOR-based loans with a one-month interest period plus 1.0%, in effect from time to time, in each case plus the applicable margin, or (ii) LIBOR-based loans, which bear interest at the LIBO Rate, as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 or LIBOR02 Page for the respective interest period or other commercially available source designated by the Administrative Agent, plus the applicable margin in effect from time to time. Pursuant to the Third Amendment, the applicable margin pricing grid for borrowings under the Senior Secured Credit Facility was reduced by 25 basis points at each applicable Leverage Ratio level. When the Leverage Ratio is greater than or equal to 4.00 to 1.00, the applicable margin for LIBO Rate loans is 2.25% and the applicable margin for Base Rate loans is 1.25%. When the Leverage Ratio is less than 4.00 to 1.00 but greater than or equal to 3.25 to 1.00, the applicable margin for LIBO Rate loans is 2.00% and the applicable margin for Base Rate loans is 1.00%. When the Leverage Ratio is less than 3.25 to 1.00 but greater than or equal to 2.50 to 1.00, the applicable margin for LIBO Rate loans is 1.75% and the applicable margin for Base Rate loans is 0.75%. When the Leverage Ratio is less than 2.50 to 1.00, the applicable margin for LIBO Rate loans is 1.50% and the applicable margin for Base Rate loans is 0.50%.

The foregoing description of the Third Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

In connection with the Third Amendment, the Company paid certain fees to the Administrative Agent and the Lenders, including a fee to each Lender consenting to the Third Amendment equal to the sum of (i) 0.10% of each such Lender’s revolving loan commitment under the Senior Secured Credit Facility immediately prior to the Third Amendment (the “Existing Commitment”) and (ii) (x) the Applicable New Money Percentage (as defined below) of such Lenders’ respective allocated commitments to the Senior Secured Credit Facility above the amount of such Lenders’ respective Existing Commitments or (y) with respect to Lenders with no Existing Commitments, the Applicable New Money Percentage of such Lenders’ respective allocated commitments to the Senior Secured Credit Facility.

“Applicable New Money Percentage” means, with respect to a Lender, the applicable percentage set forth below corresponding to the relevant amount of the total allocated commitments to the Senior Secured Credit Facility of such Lender:

Total Allocated Commitment	Applicable New Money Percentage
Less than $50,000,000	0.25%
Greater than or equal to $50,000,000 but less than $85,000,000	0.30%
Greater than or equal to $85,000,000	0.35%

From time to time, the financial institutions party to the Senior Secured Credit Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to our accounts receivable securitization facility.

Item 8.01.	Other Events.

On July 24, 2013, the Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 23, 2013, by and among Hanesbrands Inc., General Merger Sub Inc. and Maidenform Brands, Inc.

10.1	Third Amendment dated July 23, 2013 to the Amended and Restated Credit Agreement dated as of December 10, 2009 among the Company, the various financial institutions and other persons from time to time party thereto, SunTrust Bank, as the documentation agent, Bank of America, N.A., Barclays Bank PLC, Branch Banking & Trust Company, HSBC Securities (USA) Inc. and PNC Bank, National Association as the co-syndication agents, the Bank of Nova Scotia, Compass Bank, Fifth Third Bank, Goldman Sachs Bank USA, Regions Bank and the Royal Bank of Scotland PLC, as the managing agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners

99.1	Press Release of Hanesbrands Inc., issued July 24, 2013

*	The schedules of the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits hereto) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the expected consummation of the Merger, including the expected impact on the Company’s sales, earnings, operating profit and free cash flow, the anticipated funding of the Merger and the expected timing for closing the Merger are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, either the Company or Maidenform expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of the company’s respective management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; stockholder approval or other conditions to the completion of the Merger may not be satisfied; or the regulatory approvals required for the Merger may not be obtained on the terms expected or on the anticipated schedule. For further information regarding the risks associated with the Company’s and Maidenform’s businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that will be filed with the SEC by

Maidenform in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized. The parties believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. Neither the Company nor Maidenform undertakes any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Additional Information and Where to Find It

In connection with the Merger, Maidenform will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com. Maidenform’s filings with the SEC are also available for free on its website at ir.maidenform.com.

Participants in the Solicitation

Maidenform and its officers and directors and the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform’s officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about the Company’s officers and directors is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed by Maidenform with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2013	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 23, 2013, by and among Hanesbrands Inc., General Merger Sub Inc. and Maidenform Brands, Inc.

10.1	Third Amendment dated July 23, 2013 to the Amended and Restated Credit Agreement dated as of December 10, 2009 among the Company, the various financial institutions and other persons from time to time party thereto, SunTrust Bank, as the documentation agent, Bank of America, N.A., Barclays Bank PLC, Branch Banking & Trust Company, HSBC Securities (USA) Inc. and PNC Bank, National Association as the co-syndication agents, the Bank of Nova Scotia, Compass Bank, Fifth Third Bank, Goldman Sachs Bank USA, Regions Bank and the Royal Bank of Scotland PLC, as the managing agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners

99.1	Press Release of Hanesbrands Inc., issued July 24, 2013

*	The schedules of the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the SEC upon request.